EXHIBIT 99.1

Midway Gold Corp. Announces Private Placement of Up To Cdn$10.0 MM

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Vancouver, British Columbia – October 13, 2009, Midway Gold Corp. (the “Company”) (MDW:TSX-V; MDW:NYSE-A) is pleased to announce that it has engaged a syndicate of two agents to proceed with a brokered private placement offering consisting of Units (the “Units”) in the Company, for total gross proceeds of up to Cdn$10 million (the “Offering”). Each Unit consists of one common share of the Company (“Common Share”) plus one half of one Common Share purchase warrant (each whole warrant, a “Warrant”) and will be priced in the context of the market. Each whole Warrant entitles the holder to purchase one additional Common Share for a period of 24 months following the closing of the Offering at an exercise price to be determined in the context of the market.

The Agents will receive aggregate cash commission equal to 6% of the total proceeds raised excluding proceeds raised from purchases by certain specified individuals (“Specified Purchasers”). In addition, the Agents will be issued broker warrants exercisable to acquire, in the aggregate, that number of Common Shares as is equal to 6% of the aggregate number of Units issued pursuant to the Private Placement excluding Units issued to Specified Purchasers. The Agents will also be issued broker warrants exercisable to acquire, in the aggregate, that number of Common Shares as is equal to 2% of the Units issued to Specified Purchasers pursuant to the Private Placement. Each broker warrant will entitle the holder thereof to acquire one Common Share at the same exercise price as the exercise price of the Warrants for a period of 12 months following the closing date for the Private Placement.

The closing of the Offering is expected to occur on or about November 16, 2009 or such other date that Midway and the Agents agree and is subject to certain conditions including, but not limited to, the receipt of all necessary regulatory approvals, including the approval of the TSX Venture Exchange and NYSE Amex. The Company has also agreed to file a resale registration statement with the United States Securities and Exchange Commission related to the Common Shares and the common shares underlying the Warrants.

None of the securities have been registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities law, and may not be offered or sold unless registered or exempt from such registration requirements. This press release does not constitute an offer or sale of securities.

Proceeds of the private placement will be used to fund ongoing exploration and development programs at Midway’s gold projects in Nevada and Washington and for general corporate purposes.

About Midway Gold Corp.

Midway Gold Corp. is a precious metals exploration company that engages in the acquisition, exploration, and development of mineral properties in the western United States. Midway controls over 65 square miles of mineral rights along three major gold trends in Nevada and the Republic district of Washington. Midway has four advanced exploration projects including the Spring Valley, Pan, Golden Eagle, and the Midway projects, and three earlier stage exploration targets. These early stage exploration projects include Gold Rock, Roberts Gold and Burnt Canyon.

For further information, please contact R.J. Smith at Midway Gold Corp. at (877) 475-3642 (toll-free) or view the company website at http://www.midwaygold.com.

Neither the TSX Venture Exchange nor its regulation services provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statements:

Some statements in this news release contain forward-looking information. These statements include, but are not limited to, statements with respect to future exploration, development and production activities, future studies and reports, and future expenditures. These statements address future events and conditions and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the statements. Such factors include, among others, the use of proceeds, the timing and success of future exploration, development and production activities the timing and completion of future reports and studies, and the timing and amount of expenditures